As filed with the Securities and Exchange Commission on February 25, 2014

Registration No. 333-177222

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLOUD PEAK ENERGY INC.*

CLOUD PEAK ENERGY RESOURCES LLC

CLOUD PEAK ENERGY FINANCE CORP.

(Exact name of Registrants as specified in their charters)

Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	26-30881162 26-4073917 27-1254674 (I.R.S. Employer Identification Number)

505 S. Gillette Ave.

Gillette, Wyoming 82716

(307) 687-6000

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Colin Marshall

Chief Executive Officer

Cloud Peak Energy Inc.

505 S. Gillette Ave.

Gillette, Wyoming 82716

(307) 687-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shelley A. Barber Vinson & Elkins L.L.P. 26th Floor New York, New York 10103 (212) 237-0000	Bryan Pechersky, Esq. Cloud Peak Energy Inc. 385 Interlocken Crescent, Suite 400 Broomfield, Colorado 80021 (720) 566-2900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Cloud Peak Energy Inc.	Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Cloud Peak Energy Resources LLC	Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

* Includes certain subsidiaries of Cloud Peak Energy Inc. and Cloud Peak Energy Resources LLC identified on the following page that may guarantee the Debt Securities.

ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Antelope Coal LLC	Delaware	93-0678952
Arrowhead I LLC	Delaware	45-5533024
Arrowhead II LLC	Delaware	38-3882098
Arrowhead III LLC	Delaware	36-4739696
Big Metal Coal Co. LLC	Delaware	46-0610200
Caballo Rojo Holdings LLC	Delaware	27-0604824
Caballo Rojo LLC	Delaware	74-2629409
Cloud Peak Energy Logistics LLC	Oregon	93-0937973
Cloud Peak Energy Services Company	Delaware	87-0509797
Cordero Mining Holdings LLC	Delaware	27-0604837
Cordero Mining LLC	Delaware	23-2006991
Cordero Oil and Gas LLC	Delaware	27-4395726
Kennecott Coal Sales LLC	Oregon	93-0890466
Nerco Coal LLC	Delaware	93-0807859
Nerco Coal Sales LLC	Tennessee	93-0767134
Nerco LLC	Delaware	90-0633907
Prospect Land and Development LLC	Oregon	93-0826404
Resource Development LLC	Washington	93-0587027
Sequatchie Valley Coal Corporation	Tennessee	93-0799113
Spring Creek Coal LLC	Delaware	93-0678948
Western Minerals LLC	Oregon	93-0523201
Youngs Creek Holdings I LLC	Delaware	46-0783481
Youngs Creek Holdings II LLC	Delaware	20-8779722
Youngs Creek Mining Company, LLC	Delaware	20-8735734

(1)                  The address for the registrant guarantors is 555 S. Gillette Ave., Gillette, Wyoming 82716, and the telephone number for the registrant guarantors is (307) 687-6000.

2

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Cloud Peak Energy Inc. and certain of its subsidiaries’ Registration Statement on Form S-3 (File No. 333-177222) is being filed to add the additional registrant guarantors, each a wholly-owned subsidiary of Cloud Peak Energy Inc., listed on the previous page under the caption “Additional Registrant Guarantors” as co-registrants to the Registration Statement to allow such guarantors to guarantee the Debt Securities covered by the Registration Statement.  No changes or additions are being made hereby to the base prospectus that forms a part of the Registration Statement. Accordingly, the base prospectus has been omitted from this filing.

3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Printing and engraving expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**
TOTAL	$	**

*                                         The registrants are deferring payment of the registration fee in reliance on Rules 456(b) and 457(r).

**                                  These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.  Indemnification of Directors and Officers

CPE Inc.

CPE Inc. is a Delaware corporation.

Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify its officers, directors and other corporate agents to the extent and under the circumstances set forth therein. CPE Inc.’s amended and restated certificate of incorporation and amended and restated bylaws provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was CPE Inc.’s director or officer, or is or was serving at CPE Inc.’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the Delaware General Corporation Law. These indemnification provisions may be sufficiently broad to permit indemnification of CPE Inc.’s executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, CPE Inc.’s amended and restated certificate of incorporation eliminates the personal liability of a director to CPE Inc. or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising:

•                  from any breach of the director’s duty of loyalty to CPE Inc. or its shareholders;

•                  from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  under Section 174 of the Delaware General Corporation Law; and

•                  from any transaction from which the director derived an improper personal benefit.

The above discussion of the Delaware General Corporation Law and of CPE Inc.’s amended and restated certificate of incorporation and amended and restated bylaws is not intended to be exhaustive and is respectively qualified in its entirety by the provisions of the Delaware General Corporation Law, CPE Inc.’s amended and restated certificate of incorporation and CPE Inc.’s amended and restated bylaws.

CPE Resources

CPE Resources is a Delaware limited liability company.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company or other person from and against any and all claims and demands whatsoever.

Section 4.16 of the third amended and restated limited liability company agreement of CPE Resources provides as follows:

4.16  Indemnification.

(a)  Indemnification Rights.  The Company shall indemnify and hold harmless each Indemnitee from and against any and all Liabilities, in which the Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of or relating to the business of the Company, this Agreement, any Person’s status as a Manager, Member, director or officer of the Company or any action taken by any Manager, Member, director or officer of the Company under this Agreement or otherwise on behalf of the Company, regardless of whether the Indemnitee continues to be a Manager, Member, director or officer of the Company, or an Affiliate or Representative of a Manager, Member, director or officer of the Company, to the fullest extent permitted by the LLC Act and all other applicable Laws; provided that an Indemnitee shall be entitled to indemnification hereunder only to the extent that such Indemnitee’s conduct did not result from gross negligence or willful misconduct. The termination of any proceeding by settlement, judgment, order, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such Indemnitee’s conduct resulted from gross negligence or willful misconduct. To the extent any portion of this Section 4.16 directly conflicts with any of the Transaction Documents, other than this Agreement, such other Transaction Document shall control with respect to the matters set forth therein.

(b)  Expenses.  Expenses incurred by an Indemnitee in defending against any Liability or potential Liability subject to this Section 4.16 shall be, from time to time, promptly advanced by the Company prior to the final disposition of such Liability upon receipt by the Company of an undertaking reasonably acceptable in form and substance to the Manager by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in this Section 4.16.

(c)  Indemnification Rights Non-Exclusive; Rights of Indemnified Parties.  The indemnification provided by this Section 4.16 shall be in addition to any other rights an Indemnitee may be entitled under any agreement, as a matter of law or equity, or otherwise. Such indemnification shall continue with respect to an Indemnitee even though it has ceased to serve in any particular capacity and shall inure to the benefit of its heirs, executors, successors, assigns and other legal representatives. The provisions of Section 4.15 and this Section 4.16 shall not supersede any other provisions providing for indemnification of any Indemnitee in any other Transaction Document, including the Master Separation Agreement. To the extent that any provision in Section 4.15 and this Section 4.16 conflict with any other Transaction Document, such other Transaction Document shall control.

(d)  Assets of the Company.  Any indemnification under this Section 4.16 shall be satisfied solely out of the assets of the Company, and no Member or Manager shall be subject to personal liability or required to fund or cause to be funded any obligation by reason of these indemnification provisions.

(e)  Other Liability Insurance.  The Company may purchase and maintain insurance, at the Company’s expense, on behalf of such Persons as the Manager shall reasonably determine, against any liability that may be asserted against, or any expense that may be incurred by, such Person in connection with the activities of the Company and its Subsidiaries or Affiliates regardless of whether the Company would have the obligation to indemnify such Person against such liability under the provisions of this Agreement.

(f)  Calculation of Indemnification.  Any indemnification obligation payable to the Rio Tinto Members arising under this Section 4.16 will be calculated and payable in accordance with Section 6.1 of the Master Separation Agreement.

Cloud Peak Energy Finance Corp.

Cloud Peak Energy Finance Corp. is a Delaware corporation.

The eighth article of the certificate of incorporation of Cloud Peak Energy Finance Corp. provides as follows:

EIGHTH—A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware GENERAL CORPORATION LAW; or (iv) for any transaction from which the Director derived an improper personal benefit. If the DELAWARE GENERAL CORPORATION LAW is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DELAWARE GENERAL CORPORATION LAW as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article EIGHTH shall not be deemed exclusive or in limitation of any other rights to which directors, officers, or others may be entitled under any By-Laws, agreement, vote of stockholders or disinterested directors, or otherwise.

Article VI of the bylaws of Cloud Peak Energy Finance Corp. provides as follows:

ARTICLE VI

Indemnification

SECTION 6.1.  General.  To the fullest extent permitted by law, the Corporation shall indemnify and hold harmless any current or former director or officer from and against any loss, expenses, judgment, settlement cost, fee and related expenses (including attorneys’ fees and expenses), costs or damages suffered or sustained by reason of being or having been a director or an officer, or arising out of or in connection with any action or failure to act, unless such act or failure to act was the result of gross negligence or willful misconduct. The Corporation shall advance reasonable attorneys’ fees and other costs and expenses incurred by any current or former director or officer in connection with defense of any pending or threatened action of proceeding that arises out of conduct which is the subject of the indemnification provided hereunder, subject to such director’s or officer’s agreement to reimburse the Corporation for such advance to the extent that it shall finally be determined by a court of competent jurisdiction that such director or officer was not entitled to indemnification under this Section 6.1. Notwithstanding the foregoing, the provisions of this Section 6.1 shall not be construed so as to provide for indemnification for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 6.1 to the fullest extent permitted by law. The provisions of this Section 6.1 including the indemnification hereof, shall further apply to any director or officer of a predecessor, if any, of the Corporation.

SECTION 6.2.  Rights Not Exclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the indemnified party’s official capacity and as to action in another capacity while holding such office.

SECTION 6.3.  Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability incurred by such person in such capacity, or arising out of such person’s capacity, whether or not the Corporation would have the power to indemnify the person against the liability under the provisions of this Article VI.

SECTION 6.4.  Definition of “Corporation.”  For the purposes of this Article VI, references to “the Corporation” include any constituent corporation absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, as well as the resulting or surviving corporation. As a result, any person who is or was a director or officer of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

SECTION 6.5.  Survival of Rights.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or an officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits.  The following documents are filed as exhibits to this registration:

Exhibit Number		Exhibit Title
1.1**	—	Form of Underwriting Agreement
4.1	—	Form of Certificate of Common Stock of Cloud Peak Energy Inc. (incorporated herein by reference to Exhibit 4.1 of the Amendment No. 5 to Cloud Peak Energy Inc.’s Form S-1 filed on November 16, 2009)
4.2	—

Indenture, dated as of November 25, 2009, by and among Cloud Peak Energy Resources LLC (and its subsidiaries listed on the signature page), Cloud Peak Energy Finance Corp., Wilmington Trust Company and Citibank, N.A. (incorporated herein by reference to Exhibit 4.1 to Cloud Peak Energy Inc.’s Current Report on Form 8-K filed on December 2, 2009)

4.3	—	Form of Exchange Notes (included in Exhibit 4.2 hereto)
4.4**	—	Form of Certificate of Preferred Stock of Cloud Peak Energy Inc.
4.5*	—	Form of Indenture for Senior Debt Securities of Cloud Peak Energy Resources LLC
4.6**	—	Form of Senior Note of Cloud Peak Energy Resources LLC
4.7*	—	Form of Indenture for Subordinated Debt Securities of Cloud Peak Energy Resources LLC
4.8**	—	Form of Subordinated Note of Cloud Peak Energy Resources LLC
4.9*	—	Form of Indenture for Senior Debt Securities of Cloud Peak Energy Inc.
4.10**	—	Form of Senior Note of Cloud Peak Energy Inc.
4.11*	—	Form of Indenture for Subordinated Debt Securities of Cloud Peak Energy Inc.
4.12**	—	Form of Subordinated Note of Cloud Peak Energy Inc.
4.13**	—	Form of Warrant Agreement
4.14**	—	Form of Warrant Certificate
4.15**	—	Form of Rights Agreement
4.16**	—	Form of Rights Certificate
4.17**	—	Form of Depositary Agreement
4.18**	—	Form of Depositary Receipt
4.19**	—	Form of Stock Purchase Contract
4.20**	—	Form of Stock Purchase Unit
5.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
12.1	—	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to Cloud Peak Energy Inc.’s Annual Report on Form 10-K filed on February 14, 2014)
23.1****	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, regarding Cloud Peak Energy Inc.
23.2****	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, regarding Cloud Peak Energy Resources LLC
23.3*	—	Consent of J.T. Boyd Company
23.4*	—	Consent of Vinson & Elkins L.L.P (contained in Exhibit 5.1 hereto)
24.1	—	Powers of Attorney (included on the signature pages to this Registration Statement and to the original filing of this Registration Statement)
25.1****	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the indenture governing the senior debt securities of Cloud Peak Energy Resources LLC
25.2***	—	Form T-1 Statement of Eligibility and Qualification respecting the indenture governing the subordinated debt securities of Cloud Peak Energy Resources LLC
25.3***	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the indenture governing the senior debt securities of Cloud Peak Energy Inc.
25.4***	—	Form T-1 Statement of Eligibility and Qualification respecting the indenture governing the subordinated debt securities of Cloud Peak Energy Inc.

*                                         Previously filed.

**                                  To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this registration statement.

***                           To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

****                    Filed herewith.

(b)  Financial Statement Schedules

No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

(c)  Reports, Opinions, and Appraisals

The following reports, opinions, and appraisals are included herein:  None.

ITEM 17.  Undertakings

Each undersigned registrant hereby undertakes:

1.                                      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)                                 To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(b)                                 To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)                                  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.                                      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.                                      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)                                 Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)                                 Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.                                      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)                                 Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)                                 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)                                  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)                                 Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.                                      That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.                                      To the extent that the securities are offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

8.                                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9.                                      To file an application for the purpose of determining the eligibility of the trustee of each of the indentures to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 25th day of February, 2014.

CLOUD PEAK ENERGY INC.

By:	/s/ COLIN MARSHALL
	Name:	Colin Marshall
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN MARSHALL	President, Chief Executive Officer and Director	February 25, 2014
Colin Marshall	(Principal Executive Officer)

/s/ MICHAEL BARRETT	Executive Vice President and Chief Financial	February 25, 2014
Michael Barrett	Officer (Principal Financial Officer)

/s/ HEATH HILL	Vice President and Chief Accounting Officer	February 25, 2014
Heath Hill	(Principal Accounting Officer)

*	Chairman of the Board of Directors	February 25, 2014
Keith Bailey

*	Director	February 25, 2014
William Fox III

*	Director	February 25, 2014
Steven Nance

*	Director	February 25, 2014
William Owens

*	Director	February 25, 2014
James Voorhees

* By:	/s/ COLIN MARSHALL
Colin Marshall
Attorney-in-Fact

POWER OF ATTORNEY

Each person whose signature appears below appoints Colin Marshall and Michael Barrett, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ PATRICK CONDON	Director	February 25, 2014
Patrick Condon

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 25th day of February, 2014.

CLOUD PEAK ENERGY RESOURCES LLC

By:	/s/ COLIN MARSHALL
	Name:	Colin Marshall
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN MARSHALL	President and Chief Executive Officer	February 25, 2014
Colin Marshall	(Principal Executive Officer)

/s/ MICHAEL BARRETT	Executive Vice President and
Michael Barrett	Chief Financial Officer	February 25, 2014
(Principal Financial Officer)

/s/ HEATH HILL	Vice President and Chief
Heath Hill	Accounting Officer	February 25, 2014
(Principal Accounting Officer)

Cloud Peak Energy Inc.	Sole Managing Member	February 25, 2014

By:	/s/ COLIN MARSHALL
Colin Marshall
President, Chief Executive Officer and
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 25th day of February, 2014.

CLOUD PEAK ENERGY FINANCE CORP.

By:	/s/ COLIN MARSHALL
	Name:	Colin Marshall
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN MARSHALL	President, Chief Executive
Colin Marshall	Officer and Director	February 25, 2014
(Principal Executive Officer)

/s/ MICHAEL BARRETT	Executive Vice President, Chief Financial Officer
Michael Barrett	and Director	February 25, 2014
(Principal Financial Officer)

/s/ HEATH HILL	Vice President and Chief
Heath Hill	Accounting Officer	February 25, 2014
(Principal Accounting Officer)

*	Director	February 25, 2014
James Orchard

* By:	/s/ COLIN MARSHALL
Colin Marshall
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 25th day of February, 2014.

CLOUD PEAK ENERGY LOGISTICS LLC
CLOUD PEAK ENERGY SERVICES COMPANY
KENNECOTT COAL SALES LLC
NERCO COAL LLC
NERCO COAL SALES LLC
NERCO LLC
PROSPECT LAND AND DEVELOPMENT LLC
RESOURCE DEVELOPMENT LLC
SEQUATCHIE VALLEY COAL CORPORATION
WESTERN MINERALS LLC

By:	/s/ COLIN MARSHALL
	Name:	Colin Marshall
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Colin Marshall and Michael Barrett, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN MARSHALL	President, Chief Executive
Colin Marshall	Officer and Director	February 25, 2014
(Principal Executive Officer)

/s/ MICHAEL BARRETT	Executive Vice President, Chief Financial Officer
Michael Barrett	and Director	February 25, 2014
(Principal Financial Officer)

/s/ HEATH HILL	Vice President and Chief
Heath Hill	Accounting Officer	February 25, 2014
(Principal Accounting Officer)

/s/ JAMES ORCHARD	Director	February 25, 2014
James Orchard

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 25th day of February, 2014.

ANTELOPE COAL LLC
ARROWHEAD I LLC
ARROWHEAD II LLC
ARROWHEAD III LLC
BIG METAL COAL CO. LLC
CABALLO ROJO HOLDINGS LLC
CABALLO ROJO LLC
CORDERO MINING HOLDINGS LLC

CORDERO MINING LLC
CORDERO OIL AND GAS LLC
SPRING CREEK COAL LLC
YOUNGS CREEK HOLDINGS I LLC
YOUNGS CREEK HOLDINGS II LLC
YOUNGS CREEK MINING COMPANY, LLC

By:	/s/ COLIN MARSHALL
	Name:	Colin Marshall
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Colin Marshall and Michael Barrett, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN MARSHALL	President, Chief Executive
Colin Marshall	Officer and Director	February 25, 2014
(Principal Executive Officer)

/s/ MICHAEL BARRETT	Executive Vice President, Chief Financial Officer
Michael Barrett	and Director	February 25, 2014
(Principal Financial Officer)

/s/ HEATH HILL	Vice President and Chief
Heath Hill	Accounting Officer	February 25, 2014
(Principal Accounting Officer)

/s/ GARY RIVENES	Director	February 25, 2014
Gary Rivenes

EXHIBIT INDEX

Exhibit Number		Exhibit Title
1.1**	—	Form of Underwriting Agreement
4.1	—	Form of Certificate of Common Stock of Cloud Peak Energy Inc. (incorporated herein by reference to Exhibit 4.1 of the Amendment No. 5 to Cloud Peak Energy Inc.’s Form S-1 filed on November 16, 2009)
4.2	—

Indenture, dated as of November 25, 2009, by and among Cloud Peak Energy Resources LLC (and its subsidiaries listed on the signature page), Cloud Peak Energy Finance Corp., Wilmington Trust Company and Citibank, N.A. (incorporated herein by reference to Exhibit 4.1 to Cloud Peak Energy Inc.’s Current Report on Form 8-K filed on December 2, 2009)

4.3	—	Form of Exchange Notes (included in Exhibit 4.2 hereto)
4.4**	—	Form of Certificate of Preferred Stock of Cloud Peak Energy Inc.
4.5*	—	Form of Indenture for Senior Debt Securities of Cloud Peak Energy Resources LLC
4.6**	—	Form of Senior Note of Cloud Peak Energy Resources LLC
4.7*	—	Form of Indenture for Subordinated Debt Securities of Cloud Peak Energy Resources LLC
4.8**	—	Form of Subordinated Note of Cloud Peak Energy Resources LLC
4.9*	—	Form of Indenture for Senior Debt Securities of Cloud Peak Energy Inc.
4.10**	—	Form of Senior Note of Cloud Peak Energy Inc.
4.11*	—	Form of Indenture for Subordinated Debt Securities of Cloud Peak Energy Inc.
4.12**	—	Form of Subordinated Note of Cloud Peak Energy Inc.
4.13**	—	Form of Warrant Agreement
4.14**	—	Form of Warrant Certificate
4.15**	—	Form of Rights Agreement
4.16**	—	Form of Rights Certificate
4.17**	—	Form of Depositary Agreement
4.18**	—	Form of Depositary Receipt
4.19**	—	Form of Stock Purchase Contract
4.20**	—	Form of Stock Purchase Unit
5.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
12.1	—	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to Cloud Peak Energy Inc.’s Annual Report on Form 10-K filed on February 14, 2014)
23.1****	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, regarding Cloud Peak Energy Inc.
23.2****	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, regarding Cloud Peak Energy Resources LLC
23.3*	—	Consent of J.T. Boyd Company
23.4*	—	Consent of Vinson & Elkins L.L.P (contained in Exhibit 5.1 hereto)
24.1	—	Powers of Attorney (included on the signature pages to this Registration Statement and to the original filing of this Registration Statement)
25.1****	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the indenture governing the senior debt securities of Cloud Peak Energy Resources LLC
25.2***	—	Form T-1 Statement of Eligibility and Qualification respecting the indenture governing the subordinated debt securities of Cloud Peak Energy Resources LLC
25.3***	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the indenture governing the senior debt securities of Cloud Peak Energy Inc.
25.4***	—	Form T-1 Statement of Eligibility and Qualification respecting the indenture governing the subordinated debt securities of Cloud Peak Energy Inc.

*                                         Previously filed.

**                                  To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this registration statement.

***                           To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

****       Filed herewith.